UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________________

FORM 8-K
________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 27, 2020
____________
R1 RCM Inc.
(Exact Name of Registrant as Specified in Charter)
 ____________

Delaware	001-34746	02-0698101
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 North Michigan Avenue	60611
Suite 2700
Chicago
Illinois
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (312) 324-7820
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	RCM	NASDAQ
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders
On May 27, 2020, R1 RCM Inc. (the “Company”) held its 2020 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders voted on the following proposals, with the following results:

1. The following nominees were elected to the Company’s board of directors as directors for terms ending at the 2021 annual meeting of stockholders:

	For	Withheld	Broker Non-Votes
Michael C. Feiner	172,799,286	11,781,863	19,551,029
Joseph Flanagan	182,910,838	1,670,311	19,551,029
John B. Henneman, III	183,110,515	1,470,634	19,551,029
Alex J. Mandl	183,111,013	1,470,136	19,551,029
Neal Moszkowski	171,076,901	13,504,248	19,551,029
Ian Sacks	172,130,314	12,450,835	19,551,029
Jill Smith	183,671,826	909,323	19,551,029
Anthony J. Speranzo	179,734,703	4,846,446	19,551,029
Anthony R. Tersigni	180,135,849	4,445,300	19,551,029
Albert R. Zimmerli	133,340,732	51,240,417	19,551,029

2. The selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020 was ratified:

For:	202,942,810
Against:	1,172,850
Abstain:	16,518

SIGNATURES
        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	May 29, 2020

R1 RCM Inc.

		By:	/s/ Richard B. Evans, Jr.

Richard B. Evans, Jr.
Interim Chief Financial Officer